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                                                                   EXHIBIT 3.3
                           CERTIFICATE OF AMENDMENT

                                    OF THE

                         CERTIFICATE OF INCORPORATION

                                      OF

                       PIONEER COMMERCIAL FUNDING CORP.

               UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

                      -----------------------------------

     WE, THE UNDERSIGNED, Albert M. Nissim and Glenda S. Klein, being respectively the president and secretary of Pioneer Commercial Funding Corp. (the "Corporation") hereby certify that:

     1. The name of the Corporation is Pioneer Commercial Funding Corp. The name under which the Corporation was formed is PCF Acquisition Corp.

     2. The certificate of incorporation of the Corporation was filed with the Department of State of the State of New York on March 8, 1994.

     3.   A.   The amendment of the certificate of incorporation of the
Corporation effected by this certificate of amendment is to increase the number of shares which the Corporation shall have authority to issue from $5,000,000 shares, par value $.0l (one cent) per share, to 20,000,000 shares, par value $.0l (one cent) per share, by authorizing 15,000,000 additional shares of par value $.0l (one cent) per share of the same class as the presently authorized shares.

          B. To accomplish the foregoing amendment, Article FOURTH a) of the Certificate of Incorporation of the Corporation is hereby amended to read as follows:

          "FOURTH: a) The authorized capital stock of the Company is 20,000,000 shares of Common Stock, par value $.0l per share."



     4. The foregoing amendment of the certificate of incorporation of the Corporation was authorized by written consent of all of the members of the Board of Directors of the
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   corporation, followed by vote of the holders of a majority of all outstanding shares entitled to vote thereon at a special meeting of shareholders held on May 8, 1997, at which a quorum was present and acting throughout.

        IN WITNESS WHEREOF, we have signed this certificate on the 8th day of May, 1997, and we affirm under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

   DATED:  May 8, 1997
                                 /s/ M. Albert Nissim
                                 -----------------------------------------------
                                 M. Albert Nissim, President

                                 /s/ Glenda S. Klein
                                 -----------------------------------------------
                                 Glenda S. Klein, Secretary


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